UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2026

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 12, 2026, Envoy Medical, Inc., a Delaware corporation (the “Company”), held a Special Meeting of Stockholders (the “Special Meeting”).

At the Special Meeting, the Company’s stockholders (the “Stockholders”) voted to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to, at the discretion of the Board of Directors, effect one or more reverse stock splits with respect to our issued and outstanding Class A Common Stock, par value $0.0001 per share, at any time prior to or on December 31, 2026, at a ratio of 1-for-5 to 1-for-25, as further described in the Proxy Statement for the Special Meeting(the “Reverse Stock Split Proposal”).

The Stockholders also approved an administrative proposal to allow adjournments of the Special Meeting if necessary to permit gathering necessary votes to approve the Issuance Proposal or to ensure a quorum (the “Adjournment Proposal”), which authority to adjourn the Special Meeting was not used.

The Special Meeting voting results were as follows:

1.	Reverse Stock Split Matter:

For:	Against:	Abstain:
44,012,206	50,668	1,872

2.	Adjournment Proposal:

For:	Against:	Abstain:
43,642,799	406,221	15,726

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

October 16, 2026	By:	/s/ Brent T. Lucas
Brent T. Lucas
Chief Executive Officer

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